SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 28, 1998


                                BALL CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Indiana
           -----------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              1-7349                                35-0160610
    -------------------------------- ---------------------------------------
         (Commission File Number)     (IRS Employer Identification No.)



                345 South High Street, Muncie, Indiana 47305-2326
               (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code:  (765) 747-6100



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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated February 12, 1998



Item 5.  Other Events.

Ball Corporation (the "Company") announced on February 4, 1998, that it will move its corporate headquarters from Muncie to the Denver/Boulder area in Colorado. It is anticipated that the move will be complete near the end of 1998.

The decision to relocate the corporate headquarters came only after significant changes in Ball's businesses and strategic direction in recent years.

Ball moved from Buffalo, New York, in 1887.

Ball has approximately 180 employees at its corporate offices in Muncie. Ball has had operations in Colorado since 1956. Its packaging operations generate 85 percent of the Company's sales and are headquartered in Colorado.

The Company estimates that relocation and other costs should be approximately $20 million, pre-tax. The Company expects to realize annual savings in excess of $4.0 million, pre-tax.

The  Company  announced on January 28, 1998, that the Board of Directors elected
R. David Hoover as Vice Chairman and George A. Matsik as President of Ball Corporation. Mr. Hoover will continue as Chief Financial Officer of the Company. Mr. Matsik will continue as Chief Operating Officer, Packaging.

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Item 7.  Financial Statements and Exhibits


The following are filed as an Exhibits to this report.

Exhibit Number 99

Description

Ball to Relocate Corporate Headquarters from Indiana to Colorado

Ball Promotes Two Executives



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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated February 12, 1998


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                BALL CORPORATION
                                  (Registrant)



Date:  February 12, 1998                    By:  /s/ A. R. Schlesinger
                                                 ---------------------
                                                 A. R. Schlesinger
                                                 Vice President and Controller




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                                Ball Corporation
                           Current Report on Form 8-K
                             Dated February 12, 1998

                                  EXHIBIT INDEX


Exhibit           Description

     EX-99 Text of a press release disseminated by the registrant on February 4, 1998.
     EX-99 Management Information Bulletin disseminated by the registrant on January 28, 1998.


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